EXHIBIT 99.1

Ranpak Holdings Corp. Reports Financial Results

CONCORD TOWNSHIP, OH, August 13, 2019 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today reported its second quarter 2019 financial results.

“Having completed the business combination with One Madison on June 3rd, we are excited to begin Ranpak’s next great phase as a publicly traded company. We believe that the addition of One Madison’s executives to Ranpak’s very talented leadership team – coupled with a shareholder registry comprised of owners focused on long-term value creation – will unlock significant potential at Ranpak and enable us to pursue successfully the meaningful growth opportunities we see in front of us,” said Omar Asali, Chairman and Chief Executive Officer of Ranpak. “I have expanded my role to become Chief Executive Officer where I will focus on accelerating growth and profitability while delivering on Ranpak’s strategic objectives. In my expanded role, I have streamlined the decision making process, redefined a few critical reporting lines, and improved essential channels of communication; all with a view towards making Ranpak a more nimble, proactive, and customer centric company going forward. We believe no company is better positioned to deliver on providing sustainable protective packaging solutions to the world.”

“After getting off to a strong start in the first quarter of 2019 driven by organic volume growth and price increases, continued solid performance in the second quarter in Europe and Asia despite a weak macro environment, was offset by a decline in the Euro and volume headwinds in North America. As we look to the remainder of the year, historically our stronger six months, we expect performance in North America to improve as we have reinvigorated our sales efforts by dedicating more resources to helping our sales team achieve their goals. We see attractive opportunities related to expanding our sales channels to serve retail, introducing new cushioning, void-fill, and cold-chain products, continuing geographic expansion and further penetrating existing markets. Moreover, we have increased our focus on innovation and new product development to drive robust organic growth in our existing product lines. Lastly, we are looking, over time, to augment this growth with strategic acquisitions that build upon our existing platform.”

Second Quarter 2019 Highlights

•	Packaging systems placement increased 7.6% year over year, exceeding 100,000 machines as of June 30, 2019

•	Net sales declined 13.2% on a combined basis[1], and 6.5% adjusting for constant currency and fair-value purchase accounting adjustment related to deferred revenue for user fees. As indicated below, net sales year to date on a combined basis are $122.7 million with an increase in pro forma net sales of 2.6%, on a constant currency basis and adjusted for $2.6 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems

•	Gross profit margin of 36.0% on a combined basis, and 42.5% pro forma for fair value purchase accounting adjustments and constant currency

•	Net loss of $26.1 million on a combined basis which included discrete costs of $24.7 million related to the Ranpak Business Combination

1  Due to the Predecessor and Successor Periods as they relate to the date of closing of the Ranpak Business Combination, for the convenience of readers, we have presented the three and six month periods ended June 30, 2019 on a combined basis (reflecting a simple arithmetic combination of the GAAP Predecessor and Successor Periods without further adjustment) in order to present a meaningful comparison against the corresponding periods in the three and six months ended June 30, 2018.

•	Adjusted EBITDA[2] of $16.9 million

•	Closed business combination with One Madison Corp on June 3rd (“Ranpak Business Combination”)

Net sales, on a combined basis, decreased $8.6 million in the quarter, or 13.2%, to $56.6 million, primarily driven by a $2.6 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems, weakness in the Euro versus the prior period, and Void-fill headwinds in North America. On a constant currency basis and excluding effect of the fair-value accounting adjustment net sales declined $4.2 million in the quarter, or 6.5%. For the combined quarter, performance in Europe and Asia was impacted by the effects of accelerated buying in the first quarter ahead of an April 1st price increase, but experienced growth in Wrapping and User Fees. Europe and Asia also experienced slower sales of automated box sizing equipment and Cushioning. North America experienced headwinds in its Void-Fill product line and generally slower industrial activity. Performance in Europe and Asia appears to have normalized following the price increase and we expect to return to targeted growth for the remainder of the year.

Cost of sales on a combined basis was $36.2 million, a decrease of ($0.9) million or (2.5%) from $37.1 million for the three month period ended June 30, 2018 due to decreases in volume and offset by a fair value purchase accounting adjustment of $2.1 million related to a step-up in inventory costs. Pro forma cost of sales decreased by $(2.0) million, or (5.6)%, to $34.5 million in the three months ended June 30, 2019 from $36.5 million for the comparable period in 2018 after removing the effect of the fair value adjustment and adjusting to a constant currency in both periods. Gross profit on a combined basis was $20.4 million, or 36.0% of combined sales. After removing the effect of the fair value adjustment and adjusting to a constant currency in both periods, on a pro forma basis gross profit as a percentage of net sales was 42.5% in the three months ended June 30, 2019, a decline of 0.5% from 43.0% for the comparable period in 2018.

Combined net loss was $26.1 million due to transaction activity in the quarter and amortization of intangibles. The Business Combination resulted in $24.7 million of discrete costs in the period.

Adjusted EBITDA declined 19.9% to $16.9 million in the three months ended June 30, 2019 from $21.1 million for the comparable period in 2018 driven by lower sales volumes and increased investment in the business.

Year-to-Date 2019 Highlights

•	Net sales on a combined basis were $122.7 million, a decline of 3.3% on a combined basis over the prior period

•	Pro forma net sales increased 2.6%, on a constant currency basis and adjusted for $2.6 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems

•	Gross profit on a combined basis was $48.5 million, or 39.5% of sales

•	Pro forma gross profit margin of 42.5%, a decline of 0.8% over the prior period

•	Net loss on a combined basis for the period of $29.5 million, which included discrete costs of $25.0 million related to the Ranpak Business Combination, compared to a net loss of $4.9 million in the prior period

•	Adjusted EBITDA[3] of $36.3 million, a decline of $2.8 million or 7.2% compared to $39.2 million in the prior period

2 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of US GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure

3 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of US GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure

Balance Sheet and Liquidity

Ranpak completed the second quarter of 2019 with a strong liquidity position, including a cash balance of $11.5 million and $0 drawn on its $45 million available Revolving Credit Facility.

As of June 30, 2019, the Company had First Lien Term Loan facilities outstanding consisting of $378.2 million dollar denominated term loan and €140 million euro-denominated first lien. The Company is focused on reducing leverage through organic growth and debt paydown to achieve its optimal long-term target leverage profile of 3.0x – 3.5x Net Debt / Adjusted EBITDA. Going forward we believe this leverage profile will enable us to create the most value for shareholders by putting us in a position to capitalize on our strategic growth initiatives while maintaining adequate flexibility to pursue accretive acquisition opportunities.

The following table presents Ranpak’s installed base of protective packaging systems by product line as of June 30, 2019 and 2018:

(in thousands)	As of June 30,		6/30/2019 vs. 6/30/2018
Protective Packaging Systems	2019	2018	Change	% Change
Cushioning machines	31.9	30.5	1.4	4.6
Void-fill machines	58.3	54.5	3.8	7.0
Wrapping machines	10.1	8.1	1.9	23.4
Total	100.2	93.1	7.1	7.6

Outlook for Remainder of 2019

The team remains committed to achieving its previously stated outlook of $95 million pro forma Adj. EBITDA, however, in light of performance in the second quarter we have updated our full year 2019 outlook. Our plan for the second half of 2019 includes various top line and cost savings initiatives, that we expect, upon execution, will provide us with the resources and operating leverage to achieve a range of $90 - $95 million pro forma adjusted EBITDA on a constant currency basis.4

Conference Call Information

The conference call will be webcast live at https://www.investornetwork.com/event/presentation/52364. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (844) 369-8770 (domestic) or (862) 298-0840 (international).

A telephonic replay of the webcast also will be available starting at 12:30 p.m. (ET) on Tuesday, August 13, 2019, and ending at 8:30 a.m. (ET) on Tuesday, August 20, 2019. To listen to the replay, please dial 877-481-4010 (domestic) or 919-882-2331 (international) and use the confirmation code 52364.

4 A reconciliation of Pro forma Adjusted EBITDA to U.S. GAAP net income cannot be provided because we are unable to forecast with reasonable certainty many of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP. We believe the inherent uncertainties in reconciling a Non-GAAP measure for current or projected periods to the most comparable GAAP measure would make the forecasted comparable GAAP measure nearly impossible to predict with reasonable certainty and therefore inherently unreliable.

RANPAK HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

	Successor	Predecessor
	June 3, 2019 through June 30, 2019	April 1, 2019 through June 2, 2019	January 1, 2019 through June 2, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Net sales	$16.3	$40.3	$106.4	$65.2	$126.8
Cost of sales	13.0	23.2	61.2	37.1	71.9
Selling, general and administrative	4.9	10.0	23.8	12.1	25.3
Transaction costs	0.3	7.0	7.4	0.2	0.2
Depreciation and amortization	3.0	7.1	17.7	10.6	21.6
Other operating expense, net	0.2	1.2	2.2	0.8	1.5
(Loss) income from operations	(5.1)	(8.2)	(5.9)	4.4	6.3
Interest expense	8.0	12.1	20.2	7.8	14.9
Foreign currency gain	(0.8)	(0.2)	(2.2)	(6.2)	(3.3)
(Loss) income before income taxes	(12.3)	(20.1)	(23.9)	2.8	(5.3)
Income tax (benefit) expense	(1.8)	(4.3)	(4.9)	0.9	(0.4)
Net (loss) income	(10.5)	(15.8)	(19.0)	1.9	(4.9)

Other comprehensive (loss) income:
Foreign currency translation adjustments	4.8	27.0	23.6	(8.8)	(4.4)
Comprehensive (loss) income	$(5.7)	$11.2	$4.6	$(6.9)	$(9.3)

Net (loss) income per share—basic and
diluted

Net (loss) income per share		$(15,807.96)	$(19,195.40)	$1,859.17	$(4,947.32)

Weighted-average shares outstanding		995	995	995	995

Two-class method

Net loss per common stock, Class A and C-basic and diluted	$(0.19)

Weighted average number of Class A and C common stock outstanding, basic and diluted	53,868,925

RANPAK HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS, EXCEPT SHARE DATA)

	Successor	Predecessor
	June 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$11.5	$17.5
Receivables, net	28.2	31.5
Inventories, net	14.1	11.8
Income tax receivable	3.0	3.4
Prepaid expenses and other current assets	2.8	4.1
Total current assets	59.6	68.3
Property, plant and equipment, net	107.0	73.0
Goodwill	464.1	355.7
Intangible assets, net	448.1	293.7
Other assets	3.6	2.0
Total Assets	$1,082.4	$792.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11.2	$12.3
Accrued liabilities and other	10.3	10.8
Current portion of long-term debt	—	4.4
Deferred machine fee revenue	2.7	0.3
Total current liabilities	24.2	27.8
Long-term debt	526.7	494.9
Deferred income taxes	112.9	69.8
Interest rate swap	5.0	—
Other liabilities	2.9	3.8
Total Liabilities	671.7	596.3
Commitments and contingencies — Note 7
Shareholders' Equity
Common Stock, $0.01 par; 1,000 shares authorized; 995 shares issued and outstanding at December 31, 2018	—	—
Class A common stock, $0.0001 par; 200,000,000 shares authorized, 47,357,632 issued and outstanding at June 30, 2019	—	—
Class C common stock, $0.0001 par value, 200,000,000 shares authorized, 6,511,293 issued and outstanding at June 30, 2019	—	—
Additional paid-in capital	428.3	291.4
Accumulated deficit	(22.4)	(69.9)
Treasury stock, zero shares, at June 30, 2019 and 5 shares, at cost, December 31, 2018	—	(1.5)
Accumulated other comprehensive income (loss)	4.8	(23.6)
Total Shareholders' Equity	410.7	196.4

Total Liabilities and Shareholders' Equity	$1,082.4	$792.7

See notes to unaudited condensed consolidated financial statements.

RANPAK HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN MILLIONS)

	Successor	Predecessor
	June 3, 2019 through June 30, 2019	January 1, 2019 through June 2, 2019	Six months ended June 30, 2018
Cash Flows from Operating Activities
Net loss	$(10.5)	$(19.0)	$(4.9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4.7	26.6	32.2
Amortization of deferred financing costs	0.2	7.5	1.4
Loss on disposal of fixed assets	—	1.0	0.7
Deferred income taxes	(0.4)	0.6	(2.4)
Loss (gain) on derivative contract	5.4	—	(0.7)
Currency gain on foreign denominated notes payable	(0.8)	(2.4)	(3.3)
Restricted stock unit grants	0.2	—	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(1.1)	3.5	(1.5)
Decrease (increase) in inventory	1.1	(1.3)	0.1
(Increase) decrease in prepaid expenses and other assets	(0.3)	2.7	0.6
Increase in other assets	(0.1)	(1.3)	(1.8)
(Decrease) increase in accounts payable(1)	(25.8)	(2.8)	1.0
Increase (decrease) in accrued liabilities	0.9	7.1	(1.6)
Increase (decrease) in other liabilities	1.9	2.3	(0.1)
Net cash (used in) provided by operating activities	(24.6)	24.5	19.7
Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(2.5)	(9.9)	(15.0)
Other fixed assets	(0.2)	(0.6)	(0.1)
Total capital expenditures	(2.7)	(10.5)	(15.1)
Cash paid for acquisitions	(944.8)	—	—
Patent and trademark expenditures	(0.1)	(0.3)	(0.3)
Net cash used in investing activities	(947.6)	(10.8)	(15.4)
Cash Flows from Financing Activities
Proceeds from issuance of term loans and credit facility	539.0	—	—
Proceeds from sale of common stock	302.4	—	—
Redemption of stock	(158.3)	—	—
Financing costs of debt facilities	(12.6)	—	—
Payments on term loans and credit facility	—	(13.3)	(2.6)
Payment of promissory note	(4.0)	—	—
Net cash provided by (used in) financing activities	666.5	(13.3)	(2.6)
Effect of Exchange Rate Changes on Cash	7.4	(7.7)	(0.1)
Net Increase (Decrease) in Cash and Cash Equivalents	(298.3)	(7.3)	1.6
Cash and Cash Equivalents, beginning of period	309.8	17.5	8.6
Cash and Cash Equivalents, end of period	$11.5	$10.2	$10.2

1)	Includes $35.4 million in accrued transaction expenses related to the Business Combination with One Madison

Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). However, we have also disclosed below EBITDA and adjusted EBITDA, which are non-GAAP financial measures. We have included EBITDA and adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. Accordingly, we believe that EBITDA and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

•	EBITDA and adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;

•	adjusted EBITDA does not take into account any restructuring and integration costs; and

•	other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces their usefulness as comparative measures.

EBITDA—EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Adjusted EBITDA—Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; expenses related to the Ranpak Business Combination and, in certain periods, certain other income and expense items.

We also believe that adjusting these non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements

The unaudited non-GAAP pro forma results of operations data for the three and six month periods ended June 30, 2019 included in the discussion below are based on our historical financial statements, adjusted to remove the effect of costs incurred to consummate the Ranpak Business Combination, and for purchase accounting adjustments related to the Ranpak Business Combination as well as to reflect a constant currency presentation between periods for the convenience of readers.  The pro forma results included herein have not been prepared in accordance with Article 11 of Regulation S-X.

Unless otherwise stated, all results compare pro forma second quarter and six-month 2019 results to second quarter and six-month 2018 results from continuing operations for the period end June 30, respectively. Year-over-year financial discussions present operating results from continuing operations as reported, on an organic basis and on a constant currency basis. Organic refers to changes in unit volume and price performance and excludes acquisition and divestiture activity and the impact of currency translation. Constant currency refers to changes in unit volume, price performance and acquisition and divestiture activity and excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Pro forma net sales, Pro forma gross profit, Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA), Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), exclude the impact of specified items, such as transaction costs, fair value adjustments made as a result of a business combination and certain other infrequent or one-time items.

The following tables and related notes reconcile these Non-GAAP measures and the Pro Forma Measures to GAAP information for the three and six month periods ended June 30, 2019 and 2018:

	Successor	Predecessor				Pro forma		Predecessor		Pro forma
	June 3, 2019 through June 30, 2019	April 1, 2019 through June 2, 2019	Combined Three Months Ended June 30, 2019	Adj. (8)		Three Months Ended June 30, 2019	% of net sales	Three Months Ended June 30, 2018	% of net sales	B/(W) to Predecessor Three Months Ended June 30, 2018
Net sales	$16.3	$40.3	$56.6	$3.3	(1)	$59.9		$65.2		$(5.3)	(8.1)%
Cost of sales	13.0	23.2	36.2	(1.7)	(2)	34.5	57.6	37.1	57.0	(2.6)	(7.0)
Gross Profit	3.3	17.1	20.4	5.1		25.4	42.5	28.1	43.0	(2.7)	(9.6)
Selling, general and administrative	4.9	10.0	14.8	(1.1)	(3)	13.7	22.9	12.1	18.5	(1.6)	(13.3)
Transaction costs	0.3	7.0	7.3	(7.3)	(3)	—	—	0.2	0.3	0.2	94.4
Depreciation and amortization	3.0	7.1	10.1	(0.4)	(4)	9.6	16.1	10.6	16.3	1.0	9.4
Other operating expense, net	0.2	1.2	1.3	0.1		1.4	2.3	0.8	1.3	(0.6)	(72.4)
Income (loss) from operations	(5.1)	(8.2)	(13.1)	13.8		0.7	1.2	4.4	6.7	(3.7)	(84.1)
Interest expense	8.0	12.1	20.1	(11.6)	(5)	8.5	14.2	7.8	11.9	(0.7)	(9.0)
Foreign currency (gain) loss	(0.8)	(0.2)	(1.1)	—		(1.1)	(1.8)	(6.2)	(9.5)	(5.1)	82.2
(Loss) Income before income taxes	(12.3)	(20.1)	(32.2)	25.4		(6.7)	(11.2)	2.8	4.3	(9.5)	(339.3)
Income tax (benefit) expense	(1.8)	(4.3)	(6.1)	5.7	(6)	(0.4)	(0.7)	0.9	1.4	(1.3)	(144.3)
Net (loss) income	$(10.5)	$(15.8)	$(26.1)	$31.1		(6.3)	(10.5)	1.9	2.9	(8.2)	(431.6)

Add:
Depreciation and amortization						14.8		15.9		(1.2)	(7.3)
Interest expense						8.5		7.8		0.7	9.0
Income tax (benefit) expense						(0.4)		0.9		(1.3)	(144.4)
EBITDA						16.6		26.5		(10.0)	(37.7)

Adjustments (7):
Unrealized (gain) loss translation						(1.1)		(6.3)		5.2	(83.1)
Initiatives						0.2		0.5		(0.4)	(68.2)
PE monitoring fees						0.5		0.5		—	—
(Gain) loss on disposal of machines						0.8		0.4		0.4	94.9
Acquisition costs						—		0.2		(0.2)	(94.4)
Severance						—		0.3		(0.3)	(99.5)
Constant currency						—		(0.4)		0.4	(112.2)
Public company costs						(0.5)		(0.8)		0.3	(38.3)
Other						0.4		0.1		0.3	555.1
Adjusted EBITDA						$16.9		$21.1		$(4.2)	(19.9)%

	Successor	Predecessor				Pro forma		Predecessor		Pro forma
	June 3, 2019 through June 30, 2019	January 1, 2019 through June 2, 2019	Combined Six Months Ended June 30, 2019	Adj. (8)		Six Months Ended June 30, 2019	% of net sales	Six Months Ended June 30, 2018	% of net sales	B/(W) to Predecessor Six Months Ended June 30, 2018
Net sales	$16.3	$106.4	$122.7	$3.8	(1)	$126.5		$126.8		$(0.3)	(0.2)
Cost of sales	13.0	61.2	74.2	(1.5)	(2)	72.7	57.5	71.9	56.7	(0.8)	(1.1)
Gross Profit	3.3	45.2	48.5	5.3		53.8	42.5	54.9	43.3	(1.1)	(2.0)
Selling, general and administrative	4.9	23.8	28.7	(1.7)	(3)	26.9	21.3	25.3	19.9	(1.7)	(6.6)
Transaction costs	0.3	7.4	7.7	(7.7)	(3)	—	—	0.2	0.2	0.2	94.0
Depreciation and amortization	3.0	17.7	20.7	(0.4)	(4)	20.4	16.1	21.6	17.0	1.2	5.6
Other operating expense, net	0.2	2.2	2.4	0.2		2.6	2.1	1.5	1.2	(1.1)	(71.4)
Income (loss) from operations	(5.1)	(5.9)	(11.0)	15.0		3.9	3.1	6.3	5.0	(2.5)	(39.7)
Interest expense	8.0	20.2	28.2	(11.6)	(5)	16.6	13.1	14.9	11.7	(1.7)	(11.4)
Foreign currency (gain) loss	(0.8)	(2.2)	(3.0)	—		(3.0)	(2.4)	(3.3)	(2.6	(0.3)	9.2
Loss before income taxes	(12.2)	(24.0)	(36.2)	26.6		(9.7)	(7.7)	(5.3)	(4.2	(4.5)	(84.9)
Income tax (benefit) expense	(1.8)	(4.9)	(6.7)	5.3	(6)	(1.4)	(1.1)	(0.4)	(0.3	(1.0)	244.1
Net (loss) income	$(10.5)	$(19.1)	$(29.5)	$21.3		$(8.3)	(6.6)	$(4.9)	(3.9)	$(3.5)	(71.4)

Add:
Depreciation and amortization						31.0		32.2		(1.2)	(3.7)
Interest expense						16.6		14.9		1.7	11.4
Income tax benefit						(1.4)		(0.4)		(1.0)	250.0
EBITDA						$37.9		$41.8		$(4.0)	(9.6)

Adjustments (7):
Unrealized (gain) loss translation						(3.2)		(3.3)		0.1	(3.1)
Initiatives						0.3		1.2		(0.9)	(77.2)
PE monitoring fees						1.0		0.9		0.1	11.4
(Gain) loss on disposal of machines						1.0		0.7		0.3	41.8
Acquisition costs						—		0.2		(0.2)	(94.4)
Severance						—		0.3		(0.3)	(99.5)
Public company costs						(1.2)		(1.5)		0.3	(22.8)
Constant currency						—		(1.1)		1.1	(103.2)
E3neo revenue change						—		(0.1)		0.1	(82.0)
Other						0.6		$0.1		0.5	833.3
Adjusted EBITDA						$36.3		$39.2		$(2.8)	(7.2)

(1) Adjust for fair-value adjustment related to deferred revenue recorded under ASC 805 in the Successor Period

(2) Adjust for fair-value adjustment related to inventory step-up recorded under ASC 805 in the Successor Period

(3) Adjust effect of amortization of non-cash restricted stock units recorded in Successor Period ($0.2 million), acquisition costs recorded in the Successor Periods under ASC 805 ($7.3 million from June 3, 2019 through June 30, 2019 and $7.7 million from January 1, 2019 through June 30, 2019) and non-recurring severance costs of $0.7 million and $0.4 million in the second quarter and six month period of 2019, respectively.

(4) Adjust for incremental depreciation and amortization recorded due to fair-value adjustments under ASC 805 in the Successor Period

(5) Adjust for effect of the fair value interest rate swap ($5.4 million) entered into as part of the Ranpak Business Combination and the write-off of deferred financing fees associated with Predecessor company debt repaid as part of the Ranpak business Combination ($6.3 million)

(6)Adjust tax provision at 21.0% corporate rate for items adjusted above

(7)Adjustments are related to Predecessor non-recurring costs such as: unrealized non-cash (gains) losses on translation of the Predecessor debt, initiatives related geographic sales expansion, private equity monitoring fees, non-cash (gain) loss on the disposal of machines, acquisition costs, severance and a revenue recognition adjustment related to e3Neo acquisition. Certain costs related to being a public company, such as additional staff, legal and accounting costs that were not included in the Predecessor are also included in Adjusted EBITDA.

(8) Effect of Euro constant currency adjustment to a rate of $1.00 US Dollar to €1.15 as follows:

	Combined Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Combined Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net sales	$0.7	$(1.1)	$1.6	$(3.2)
Cost of sales	0.4	(0.6)	0.9	(1.8)
Gross Profit	0.3	(0.5)	0.7	(1.4)
Selling, general and administrative	0.2	(0.3)	0.4	(0.8)
Transaction costs	—	—	—	—
Depreciation and amortization	0.1	(0.2)	0.2	(0.4)
Other operating expense, net	0.1	(0.1)	0.2	(0.4)
Income (loss) from operations	—	0.1	—	0.2
Interest expense	—	—	—	(0.1)
Foreign currency (gain) loss	—	—	—	—
Loss before income taxes	(0.1)	0.1	(0.1)	0.3
Income tax (benefit) expense	—	—	—	0.1
Net (loss) income	$(0.1)	0.1	$(0.1)	$0.2